Exhibit 21
SUBSIDIARIES OF STARBUCKS CORPORATION
The list below excludes certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under SEC rules as of September 29, 2013.

Entity Name	Organized Under the Laws of:
Alki Limited Partnership	United Kingdom
AmRest Coffee Sp. z o. o.	Poland
AmRest Coffee s.r.o.	Czech Republic
AmRest Kavezo Kft.	Hungary
Bay Bread LLC (dba La Boulange)	Delaware
Beijing Starbucks Coffee Co., Ltd.	China
Berjaya Starbucks Coffee Company Sdn. Bhd.	Malaysia
Chengdu Starbucks Coffee Company Limited	China
Coffee Concepts (Southern China) Limited	Hong Kong
Coffee House Holdings, Inc.	Washington
Corporacion Starbucks Farmer Support Center Columbia	Columbia
Emerald City C.V.	Netherlands
Evolution Fresh, Inc.	Delaware
Guangdong Starbucks Coffee Company Limited	China
Hacienda Alsacia S.A.	Costa Rica
High Grown Investment Group (Hong Kong) Ltd.	Hong Kong
Hubei Starbucks Coffee Company Limited	China
Koffee Sirena LLC	Russia
North American Coffee Partnership	New York
Olympic Casualty Insurance Company	Vermont
President Coffee (Cayman) Holdings Ltd.	Cayman Islands
President Starbucks Coffee (Shanghai) Company Limited	China
President Starbucks Coffee Corporation Taiwan Limited	Taiwan (Republic of China)
Qingdao American Starbucks Coffee Company Limited	China
Rain City C.V.	Netherlands
SBI Nevada, Inc.	Nevada
SCI Europe I, Inc.	Washington
SCI Europe II, Inc.	Washington
SCI Investment, Inc.	Washington
SCI UK I, Inc.	Washington
SCI Ventures, S.L.	Spain
Seastar Columbia Company SAS	Columbia
Seattle Coffee Company	Georgia
Seattle’s Best Coffee LLC	Washington
Shaya Coffee Limited	Cyprus
ST Acquisition Company	Connecticut
Starbucks (China) Company Limited	China
Starbucks (Shanghai) Supply Chain Co., Ltd.	China
Starbucks AINI Coffee (Yunnan) Company Limited	China
Starbucks Asia Pacific Investment Holding II Limited	Hong Kong
Starbucks Asia Pacific Investment Holding III Limited	Hong Kong

Starbucks Asia Pacific Investment Holding Limited	Hong Kong
Starbucks Brasil Comércio de Cafés Ltda.	Brazil
Starbucks Capital Asset Leasing Company, LLC	Delaware
Starbucks Card Europe Limited	United Kingdom
Starbucks Coffee (Dalian) Company Limited	China
Starbucks Coffee (Liaoning) Company Limited	China
Starbucks Coffee (Shenzhen) Ltd.	China
Starbucks Coffee (Thailand) Ltd.	Thailand
Starbucks Coffee Agronomy Company S.R.L.	Costa Rica
Starbucks Coffee Argentina S.R.L.	Argentina
Starbucks Coffee Asia Pacific Limited	Hong Kong
Starbucks Coffee Austria GmbH	Austria
Starbucks Coffee Canada, Inc.	Canada
Starbucks Coffee Company (Australia) Pty Ltd	Australia
Starbucks Coffee Company (UK) Limited	United Kingdom
Starbucks Coffee Deutschland GmbH	Germany
Starbucks Coffee Development (Yunan) Company Limited	China
Starbucks Coffee EMEA B.V.	Netherlands
Starbucks Coffee España S.L.	Spain
Starbucks Coffee France S.A.S.	France
Starbucks Coffee Holdings (UK) Limited	United Kingdom
Starbucks Coffee International, Inc.	Washington
Starbucks Coffee Japan, Ltd.	Japan
Starbucks Coffee Korea Co., Ltd.	South Korea
Starbucks Coffee Netherlands B.V.	Netherlands
Starbucks Coffee Puerto Rico, LLC	Delaware
Starbucks Coffee Singapore Pte Ltd	Singapore
Starbucks Coffee Switzerland A.G.	Switzerland
Starbucks Coffee Trading Company Sarl	Switzerland
Starbucks CPG International, G.K.	Japan
Starbucks Farmer Support Center Ethiopia Plc.	Ethiopia
Starbucks Farmer Support Center Rwanda Ltd.	Rwanda
Starbucks Farmer Support Center Tanzania Ltd.	Tanzania
Starbucks Holding Company	Washington
Starbucks Manufacturing Corporation	Washington
Starbucks Manufacturing EMEA B.V.	Netherlands
Starbucks New Venture Company	Washington
Starbucks Singapore Investment Pte.	Singapore
Starbucks Switzerland Austria Holdings B.V.	Netherlands
Tata Starbucks Limited	India
Teavana Canada, ULC	British Columbia
Teavana Corporation	Georgia
Teavana Gift Company	Colorado
Teavana Luxco	Luxembourg
The New French Bakery, Inc.	California
Torrefazione Italia LLC	Washington

Torz and Macatonia Limited	United Kingdom
Xi’an Starbucks Coffee Company Limited	China